Vertex Energy, Inc. 8-K

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial data are presented to illustrate the effect of (1) the sale (the “Sale Transaction”) by Vertex Energy, Inc. (the “Company”), pursuant to the Asset Purchase Agreement dated, June 29, 2021, among Vertex Operating, LLC, a wholly-owned subsidiary of the Company (“Vertex Operating”), Vertex Refining LA, LLC (“Vertex LA”), Vertex Refining OH, LLC (“Vertex OH”), Cedar Marine Terminals, L.P. (“CMT”) and H & H Oil, L.P. (“H&H”), as sellers, and Safety-Kleen Systems, Inc., as purchaser (“Safety-Kleen”), of its Marrero, Louisiana used oil refinery (currently owned by Vertex LA); its Heartland used oil refinery in Ohio (currently owned by Vertex OH); its H&H and Heartland used motor oil (“UMO”) collections business; its oil filters and absorbent materials recycling facility in East Texas; the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas; and its NickCo filter recycling plant (collectively, the “UMO Business”), and (2) the planned acquisition in connection with the Sale and Purchase Agreement, dated May 26, 2021, between Vertex Operating and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), pursuant to which the Company plans to purchase the Seller’s Mobile, Alabama refinery, certain real property associated therewith and related assets, including all inventory at the refinery as of closing of the acquisition and certain equipment, rolling stock and other personal property associated with the Mobile refinery (collectively, the “Mobile Refinery”).

The following unaudited pro forma combined balance sheet data as of June 30, 2021 is presented as if the transactions had occurred on June 30, 2021. The following unaudited pro forma combined statements of operations data for the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, are presented as if the transactions occurred on January 1, 2021, January 1, 2020 and January 1, 2019, respectively. In order to derive the pro forma combined balance sheet data, the historical consolidated results of the Company have been adjusted to eliminate the assets and liabilities attributable to the UMO Business that are part of the Sale Transaction. For pro forma combined statements of the Company, the historical results have been adjusted by eliminating the results of the operations of the UMO Business.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the transactions been consummated on the dates indicated, and should not be construed as being representative of the Company’s future results of operations or financial position.

The UMO Business’s assets, liabilities and results of operations presented herein were derived from the UMO Business’s historical financial statements. The Mobile Refinery’s assets, liabilities and results of operations presented herein were derived from the audited financial statements of the Mobile Refinery for the years ended December 31, 2020, 2019 and 2018 and the unaudited financial statements for the six months ended June 30, 2021 and 2020 (collectively, the “Mobile Refinery Financial Statements”).

The unaudited pro forma combined financial statement data should be read in conjunction with (a) the historical consolidated financial statements and accompanying notes thereto of the Company for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, and the unaudited financial statements of the UMO Business for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, which is incorporated by reference herein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 8, 2021 and the Additional Definitive Proxy Statement Soliciting Materials filed with the SEC on September 22, 2021 and (b) the Mobile Refinery Financial Statements, which are included as Exhibits 99.3, 99.4 and 99.5 to the Current Report on Form 8-K of which this Unaudited Pro Forma Combined Financial Statements is included as Exhibit 99.2.

The unaudited pro forma combined financial statements included herein constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

VERTEX ENERGY, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2021
	Consolidated Historical June 30, 2021	UMO Disposal Group		Pro Forma Adjustments (See Notes)		Mobile Refinery and Logistics Assets		Combined Pro Forma June 30, 2021
ASSETS
Current Assets
Cash and cash equivalents	$ 14,966,612	$ 140,000,000	(a)	$ (48,514,037)	(c) (d)	$ 58,718,500	(h)	$165,171,075
Restricted cash	100,125	—		—				100,125
Accounts receivable, net	18,549,747	(12,857,944)	(b)	—				5,691,803
Inventory	8,869,840	(7,738,858)	(b)	—		100,000,000	(i)	101,130,982
Prepaid expenses and other current assets	1,324,816	(807,265)	(b)	—		—		517,551
Total current assets	43,811,140	118,595,933		(48,514,037)		158,718,500		272,611,536

Non-current Assets
Fixed assets	78,549,353	(63,951,603)		—		97,144,000	(i)	111,741,750
Less accumulated depreciation	(31,865,623)	30,927,658		—		—		(937,965)
Fixed assets, net	46,683,730	(33,023,945)	(b)	—		97,144,000		110,803,785
Finance lease right-of-use assets	1,328,739	(1,328,739)	(b)	—		—		—
Operating lease right-of-use assets	33,141,878	(28,435,079)	(b)	—		—		4,706,799
Intangible assets, net	8,431,703	(8,431,703)	(b)	—		—		—
Goodwill	—	—		—		—		—
Other assets	1,711,036	(1,711,036)	(b)	—		—		—

TOTAL ASSETS	135,108,226	45,665,431		(48,514,037)		255,862,500		388,122,120

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	15,383,088	(10,873,332)	(b)	—		—		4,509,756
Accrued expenses	2,175,449	(1,612,083)	(b)	5,000,000	(g)	—		5,563,366
Finance lease-current	511,121	(511,121)	(b)	—		—		—
Operating lease-current	5,540,226	(4,774,833)	(b)	—				765,393
Current portion of long-term debt	6,215,145	—		(6,215,145)	(c)			—
Revolving note	1,165,183	—		(1,165,183)	(c)			—
Derivative commodity liability	8,707	—		—				8,707
Total current liabilities	30,998,919	(17,771,369)		(2,380,328)		—		10,847,222

Long-term liabilities
Long-term debt	133,709	—		(133,709)	(c)	258,862,500	(j)	260,575,000
Finance lease liability - long-term	678,547	(678,547)	(b)	—		—		—
Operating lease liability - long-term	27,601,652	(23,660,246)	(b)	—				3,941,406
Environmental Obligation	—	—		—		—		—
Derivative warrant liability	20,164,443	—						20,164,443
Total liabilities	79,577,270	(42,110,162)		(2,514,037)		258,862,500		293,815,571

TEMPORARY EQUITY
Redeemable non-controlling interest	37,027,813	—		(37,027,813)	(d)	—		—
Total temporary equity	37,027,813	—		(37,027,813)		—		—

EQUITY
Net parent investment	—	—		—		—		—
Series A Convertible Preferred stock	392	—		—		—		392
Common stock	59,909	—		—		—		59,909
Additional paid-in capital	125,803,839	—		—	(d)	—		125,803,839
Retained earnings (accumulated deficit)	(109,420,115)	87,775,593	(e)	(8,972,187)	(d) (g)	(3,000,000)	(k)	(33,616,709)
Total Vertex Energy, Inc. stockholders' equity	16,444,025	87,775,593		(8,972,187)		(3,000,000)		92,247,431
Non-controlling interest	2,059,118	—		—		—		2,059,118
Total equity	18,503,143	87,775,593		(8,972,187)		(3,000,000)		94,306,549

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$ 135,108,226	$ 45,665,431		$ (48,514,037)		$ 255,862,500		$ 388,122,120

VERTEX ENERGY, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021
	Consolidated Historical	UMO Disposal Group		Mobile Refinery and Logistics Assets		Combined Pro Forma

Revenues	$ 123,278,904	$ (69,040,961)	(f)	$ 942,900,000	(l)	$ 997,137,943
Cost of revenues	96,251,265	(45,061,596)	(f)	939,300,000	(l)	990,489,669
Depreciation and amortization expense attributable to COGS	2,741,170	(2,324,811)	(f)	2,462,000	(n)	2,878,359
Gross profit	24,286,469	(21,654,554)		1,138,000		3,769,915

Operating expenses:
Selling, general and administrative expenses	16,752,520	(3,380,785)	(f)	23,500,000	(l)	36,871,735
Depreciation and amortization expense attributable to operating exp	965,738	(748,795)	(f)	—		216,943
Total operating expenses	17,718,258	(4,129,580)		23,500,000		37,088,678

Income (loss) from operations	6,568,211	(17,524,974)		(22,362,000)		(33,318,763)

Other income (expense):
Other income (expense)	4,222,000	—		—		4,222,000
Gain on sale of assets	1,424	(1,424)	(f)	—		—
Loss on change in value of derivative warrant liability	(23,287,535)	—		—		(23,287,535)
Interest expense	(495,424)	420,893	(f)	(9,062,500)	(m)	(9,137,031)
Total other income (expense)	(19,559,535)	419,469		(9,062,500)		(28,202,566)

Income (loss) before income taxes	(12,991,324)	(17,105,505)		(31,424,500)		(61,521,329)
Income tax benefit	—					—
Net income (loss)	(12,991,324)	(17,105,505)		(31,424,500)		(61,521,329)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	5,408,876	(4,783,127)		—		625,749
Net income (loss) attributable to Vertex Energy, Inc.	$ (18,400,200)	$ (12,322,378)		$ (31,424,500)		$ (62,147,078)

Accretion of redeemable noncontrolling interest to redemption value	(761,993)					(761,993)
Accretion of discount on Series B and B1 Preferred Stock	(507,282)					(507,282)
Dividends on Series B and B1 Preferred Stock	258,138					258,138
Net income (loss) available to Common Shareholders	$ (19,411,337)					$ (63,158,215)

Income (loss) per common share
Basic	$ (0.39)					$ (1.26)
Diluted	$ (0.39)					$ (1.26)

Shares used in computing earnings/(loss) per common share
Basic	50,209,970					50,209,970
Diluted	50,209,970					50,209,970

VERTEX ENERGY, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
	Consolidated Historical	UMO Disposal Group		Mobile Refinery and Logistics Assets		Combined Pro Forma

Revenues	$ 135,028,488	$ (85,679,355)	(f)	$ 1,145,500,000	(l)	$ 1,194,849,133
Cost of revenues	113,766,009	(67,163,882)	(f)	1,258,600,000	(l)	1,305,202,127
Depreciation and amortization expense attributable to COGS	5,090,352	(4,302,256)	(f)	4,923,000	(n)	5,711,096
Gross profit	16,172,127	(14,213,217)		(118,023,000)		(116,064,090)

Operating expenses:
Selling, general and administrative expenses	26,144,264	(10,496,183)	(f)(g)	41,200,000	(l)	56,848,081
Depreciation and amortization expense attributable to operating exp	1,895,588	(1,508,625)	(f)	—		386,963
Total operating expenses	28,039,852	(12,004,808)		41,200,000		57,235,044

Income (loss) from operations	(11,867,725)	(2,208,409)		(159,223,000)		(173,299,134)

Other income (expense):
Other income (expense)	101	—		—		101
Loss on sale of assets	(124,515)	124,515	(f)	—		—
Gain on change in value of derivative warrant liability	1,638,804	—		—		1,638,804
Interest expense	(1,042,840)	898,289	(f)	(18,125,000)	(m)	(18,269,551)
Total other income (expense)	471,550	1,022,804		(18,125,000)		(16,630,646)

Loss before income taxes	(11,396,175)	(1,185,605)		(177,348,000)		(189,929,780)
Income tax benefit	—	—				—
Net loss	(11,396,175)	(1,185,605)		(177,348,000)		(189,929,780)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	639,940	(276,208)		—		363,732
Net income (loss) attributable to Vertex Energy, Inc.	$ (12,036,115)	$ (909,397)		$ (177,348,000)		$ (190,293,512)

Accretion of redeemable noncontrolling interest to redemption value	(15,135,242)					(15,135,242)
Accretion of discount on Series B and B1 Preferred Stock	(1,687,850)					(1,687,850)
Dividends on Series B and B1 Preferred Stock	(1,903,057)					(1,903,057)
Net loss available to Common Shareholders	$ (30,762,264)					$ (209,019,661)

Loss per common share
Basic	$ (0.68)					$ (4.59)
Diluted	$ (0.68)					$ (4.59)

Shares used in computing earnings/(loss) per common share
Basic	45,509,470					45,509,470
Diluted	45,509,470					45,509,470

VERTEX ENERGY, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019
	Consolidated Historical	UMO Disposal Group		Mobile Refinery and Logistics Assets		Combined Pro Forma

Revenues	$ 163,365,565	$ (142,417,267)	(f)	$ 1,968,700,000	(l)	$ 1,989,648,298
Cost of revenues	134,777,113	(111,869,799)	(f)	1,921,800,000	(l)	1,944,707,314
Depreciation and amortization expense attributable to COGS	5,356,277	(4,446,531)	(f)	4,923,000	(n)	5,832,746
Gross profit	23,232,175	(26,100,937)		41,977,000		39,108,238

Operating expenses:
Selling, general and administrative expenses	24,182,407	(8,974,174)	(f)(g)	41,400,000	(l)	56,608,233
Depreciation and amortization expense attributable to operating exp	1,823,812	(1,422,220)	(f)	—		401,592
Total operating expenses	26,006,219	(10,396,394)		41,400,000		57,009,825

Income (loss) from operations	(2,774,044)	(15,704,543)		577,000		(17,901,587)

Other income (expense):
Other income (expense)	920,197	—		—		920,197
Loss on sale of assets	(74,111)	43,915	(f)	(1,700,000)	(l)	(1,730,196)
Gain on change in value of derivative warrant liability	(487,524)	—		—		(487,524)
Interest expense	(3,070,071)	3,052,695	(f)	(18,125,000)	(m)	(18,142,376)
Total other income (expense)	(2,711,509)	3,096,610		(19,825,000)		(19,439,899)

Loss before income taxes	(5,485,553)	(12,607,933)		(19,248,000)		(37,341,486)
Income tax benefit	—	—				—
Net loss	(5,485,553)	(12,607,933)		(19,248,000)		(37,341,486)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	(436,974)	(436,974)		—		(873,948)
Net income (loss) attributable to Vertex Energy, Inc.	$ (5,048,579)	$ (12,170,959)		$ (19,248,000)		$ (36,467,538)

Accretion of redeemable noncontrolling interest to redemption value	(2,279,371)					(2,279,371)
Accretion of discount on Series B and B1 Preferred Stock	(2,489,722)					(2,489,722)
Dividends on Series B and B1 Preferred Stock	(1,627,956)					(1,627,956)
Net loss available to Common Shareholders	$ (11,445,628)					$ (42,864,587)

Loss per common share
Basic	$ (0.28)					$ (1.05)
Diluted	$ (0.28)					$ (1.05)

Shares used in computing earnings/(loss) per common share
Basic	40,988,946					40,988,946
Diluted	40,988,946					40,988,946

1.                   DESCRIPTION OF TRANSACTIONS

Disposal of UMO Disposal Group

On June 29, 2021, Vertex Energy, Inc. (the “Company”, “we”, “us”, “Vertex” or “Vertex Energy”) entered into an Asset Purchase Agreement (the “Sale Agreement”) with Vertex Energy Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”) and our direct or indirect subsidiaries, Vertex Refining LA, LLC (“Vertex LA”), Vertex Refining OH, LLC (“Vertex OH”), Cedar Marine Terminals, L.P. (“CMT”), H & H Oil, L.P. (“H&H”), and Safety-Kleen Systems, Inc. (“Safety-Kleen”), dated as of June 28, 2021.

Pursuant to the Sale Agreement, Safety-Kleen agreed to acquire the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA); our Heartland used oil refinery in Ohio (currently owned by Vertex OH); our H&H and Heartland used motor oil (“UMO”) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas (“UMO Disposal Group”)

The initial base purchase price for the assets is $140.0 million, which is subject to customary adjustments to account for working capital, taxes and assumed liabilities.

The Sale Agreement also requires us to place $7.0 million of shares of our common stock into escrow for a period of 18 months following the closing (the “Escrow Period”), in order to satisfy any indemnification claims made by Safety-Kleen pursuant to the terms of the Sale Agreement. Such shares are to be valued at the volume weighted average price of the Company’s common stock for the ten consecutive trading days ending on and including the closing date (the “10-Day VWAP”). On the last day of each fiscal quarter during the Escrow Period, the value of the shares of common stock held in escrow is calculated (based on the 10-Day VWAP, using the last day of each quarter as the ending trading day in lieu of the closing date), and if such value is less than $7.0 million (less any value of shares released from escrow to satisfy indemnification claims under the Sale Agreement, based on the 10-Day VWAP ending on the trading day immediately prior to the date any such shares are released from escrow), we are required to deposit additional shares into escrow such that the value of shares held in the escrow account is at least $7.0 million at all times. Notwithstanding the above, in no event will the number of shares issued into the escrow account, or otherwise pursuant to the terms of the Sale Agreement, exceed 19.9% of the Company’s outstanding common stock on the date the Sale Agreement was entered into. Upon termination of the Escrow Period, any shares remaining in escrow (subject to pending claims) are to be returned to the Company for cancellation.

Acquisition of Mobile Refinery and Logistics Assets

On May 26, 2021, Vertex Energy Operating LLC (“Vertex Operating”), a wholly-owned subsidiary of Vertex Energy Inc. (“Vertex Energy” and collectively with its consolidated subsidiaries including Vertex Operating, the “Company”), entered into a definitive Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), to purchase the Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile refinery (collectively, the “Mobile Acquisition”). The Mobile refinery is located on a 800+ acre site in the city and county of Mobile, Alabama. The 91,000 barrel-per-day nameplate capacity Mobile refinery is capable of sourcing a flexible mix of cost-advantaged light-sweet domestic and international feedstocks. Approximately 70% of the refinery’s current annual production is distillate, gasoline and jet fuel, with the remainder being vacuum gas oil, liquefied petroleum gas (LPG) and other products. The facility distributes its finished product across the southeastern United States through a high-capacity truck rack, together with deep and shallow water distribution points capable of supplying waterborne vessels.

The Mobile Acquisition is expected to close during the first quarter of 2022, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the Mobile Acquisition, receipt of regulatory approvals and required consents, absence of a material adverse effect and the Company raising sufficient cash to pay such aggregate purchase price. The Company anticipates financing the transaction through the entry into a debt facility and funds generated through the sale of common equity. The Company has not entered into any agreements regarding such fundings to date, and such fundings may not be available on favorable terms, if at all. The Company may also generate cash through asset divestitures. The conditions to the closing of the Mobile Acquisition may not be met, and such closing may not ultimately occur on the terms set forth in the Sale and Purchase Agreement, if at all.

The initial base purchase price for the assets is $75.0 million. In addition, Vertex Operating will also pay for the hydrocarbon inventory located at the Mobile Refinery, as valued at closing, and the purchase price is subject to other customary purchase price adjustments and reimbursement for certain capital expenditures, resulting in an expected total purchase price of approximately $86.7 million. Separately, the Company plans to undertake certain engineering services and the initial payments of purchase orders for long lead-time equipment associated with a planned approximately $85.0 million capital project designed to modify the refinery's hydrocracking unit to produce renewable diesel (the “Conversion”), in advance of the closing of the acquisition of the Mobile refinery in the approximate amount of $13.0 million. Upon completion of the acquisition of the Mobile refinery, and provided that the Company’s fundraising initiatives are successful, the Company plans to follow through with completion of the Conversion at an additional cost of approximately $72.0 million, for a total cost of the Conversion of approximately $85.0 million.

In connection with the entry into the Sale and Purchase Agreement, Vertex Operating and the Seller entered into a Swapkit Purchase Agreement (the “Swapkit Agreement”). Pursuant to the agreement, Vertex Operating agreed to fund a technology solution comprising the ecosystem required for the Company to run the Mobile refinery after closing (the “Swapkit”), at a cost of $8.7 million, which is payable at closing (subject to certain adjustments), or in certain circumstances, upon termination of the Purchase and Sale Agreement.

2.                   BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial statements give effect to the pro forma adjustments necessary to reflect the Asset Purchase Agreement between the Company and Safety-Kleen along with the Asset Purchase Agreement between the Company and the Seller as if the Mobile Acquisition occurred at the beginning of the periods presented in the pro forma statements of operations as of June 30, 2021, December 31, 2020 and December 31, 2019, and as of June 30, 2021 in the pro forma combined balance sheet.

3.                   PRO FORMA ADJUSTMENTS – UMO DISPOSAL GROUP

The unaudited pro forma combined statements of operations and balance sheets reflect the effect of the following pro forma adjustments:

(a)	Estimated total cash proceeds received for the disposition of the UMO Disposal Group net of Vertex’s cash balance included in the sale and the repayment of outstanding term loans and redeemable non-controlling interest.

(b)	Elimination of assets and liabilities associated with the UMO Disposal Group.

(c)	Estimated paydown of outstanding term loans of $7,514,037 with proceeds from transaction.

(d)	Estimated paydown of redeemable non-controlling interest of $41,000,000 with proceeds from transaction. Includes estimated loss of $3,972,187 on the redemption which will be reflected as a reduction of retained earnings.

(e)	Estimated gain on the UMO Disposal Group, reflected as an addition to the Company’s retained earnings.

(f)	Reduction of revenue and expenses associated with the UMO Disposal Group.

(g)	Estimated accrual of transaction costs.

4.                   PRELIMINARY PURCHASE PRICE ALLOCATION

The purchase price for the Mobile Acquisition has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocation herein is preliminary. The final purchase price allocation for the Mobile Acquisition will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Mobile Acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

The acquisition of Mobile Acquisition is being accounted for as a business combination under ASC 805. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:

Cash	$197,144,000
Total preliminary purchase consideration	$197,144,000

Preliminary Purchase Price Allocation
Inventory	$100,000,000
Property, plant and equipment	97,144,000
$197,144,000

The purchase consideration consists of the agreed upon purchase price of $75.0 million, the estimated value of inventory of $100.0 million, and reimbursements related to capital expenditures made by the Seller of $22.1 million, including new information technology costs related to operating the refinery assets.

5.                   PRO FORMA ADJUSTMENTS – MOBILE ACQUISITION

The unaudited pro forma combined statements of operations and balance sheets reflect the effect of the following pro forma adjustments:

(h)	Net pro forma impact to cash as follows:

Cash purchase price	$(197,144,000)
Transaction costs	(3,000,000)
Net cash proceeds from long term debt issuance	258,862,500
Net pro forma impact to cash	$58,718,500

(i)	Estimated preliminary purchase price allocation as discussed in Note 4.

(j)	New long-term debt from the Company's issuance of $155,000,000 in convertible senior notes payable, net of original issue discount and deferred financing costs, and a revolving credit facility of $125,000,000. The convertible senior notes will bear interest at 6.25%.

(k)	Estimated transaction costs paid at closing.

(l)	Revenue and expenses of the Mobile Acquisition.

(m)	Estimated interest from new convertible senior notes and the revolving credit facility issued to finance the Mobile Acquisition.

(n)	Estimated depreciation expense based on expected useful lives and the estimated fair value of the property and equipment acquired.